Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
In connection with the annual report on Form 10-K (the “Report”) of Youbet.com, Inc. (the “Company”) for the year ended December 31, 2008, as filed with the Securities and Exchange Commission as of the date hereof (the “Report”), I, Michael Brodsky, President and Chief Executive Officer of the Company, and I, James A. Burk, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 6, 2009	By:	/s/ Michael Brodsky
Michael Brodsky
President and Chief Executive Officer

March 6, 2009	By:	/s/ James A. Burk
James A. Burk
Chief Financial Officer
A signed original of this written statement required by Section 906, or other documentation authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Youbet.com, Inc. and will be retained by Youbet.com, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
This certification “accompanies” the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report on Form 10-K, irrespective of any general incorporation language contained in such filing).